Exhibit 10.11

EXECUTION VERSION

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”) is made as of July 3, 2012, by and among (i) Performant Financial Corporation, a Delaware corporation (the “Company”), and (ii) Jon D. Shaver (the “Investor”).

WHEREAS, the Company is the holder of that certain Promissory Note, dated January 8, 2004 issued by the Investor to the Company in original principal amount of $500,000 (the “Note”), a copy of which is attached hereto as Exhibit A, and as of the date hereof, the aggregate amount of outstanding principal and interest on the Note was $756,489.48;

WHEREAS, the Investor owns 380,741 shares of Common Stock of the Company (“Common Stock”), par value $0.01 per share (as defined in the Company’s Amended and Restated Certificate of Incorporation); and

WHEREAS, the Company desires to repurchase from the Investor, and the Investor desires to sell to the Company, 15,335 shares of the Common Stock held by the Investor (the “Repurchased Shares”) for an aggregate agreed upon purchase price of $383,375.00 (the “Repurchase Price”) and, in exchange (and as payment) therefore, the Company has agreed to cancel a portion of the Note equal to the Repurchase Price.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Repurchase of the Common Stock. The Company hereby repurchases from the Investor, and the Investor hereby sells, transfers and assigns to the Company, free and clear of any and all Encumbrances (as defined below), the Repurchased Shares at a price per share equal to $25.00, and for an aggregate purchase price equal to the Repurchase Price. In exchange (and as payment) therefore, the Company hereby agrees to cancel a portion of the Note equal to the Repurchase Price. In addition, the Company and the Investor hereby acknowledge that, on the date hereof, the Investor has repaid the remaining portion of the Note using cash (in the aggregate amount of $373,115.69), such that following such repayment and the consummation of the transactions contemplated hereby all debts, liabilities and obligations under the Note shall be satisfied and the Note shall be repaid in full, terminated and marked as cancelled by the Company. Investor hereby agrees to deliver to the Company:

(a) the certificate(s), if any, representing all of the Repurchased Shares (and, if less than all of the shares of Common Stock owned by the Investor, the Company will, as soon as practicable following the date hereof, reissue stock certificates to Investor representing the remainder); and

(b) a duly executed stock assignment in the form attached hereto as Exhibit B.

2. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

(a) Ownership. All of the shares of Repurchased Shares are owned of record and beneficially by Investor, and Investor has good and marketable title to the Repurchased Shares, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (collectively, “Encumbrances”), except for such legend and related transfer restrictions as are required under the Securities Act of 1933, as amended, and the restrictions set forth in the Stockholders Agreement. As of the date hereof, Investor will deliver to the Company good and marketable title to the Repurchased Shares, free and clear of any Encumbrances.

(b) Legal Capacity. Investor has full legal capacity to enter into and perform his or her obligations set forth in this Agreement. This Agreement, when executed and delivered by Investor, will constitute the valid and legally binding obligation of Investor, enforceable in accordance with its terms (except as enforceability may be limited by principles of public policy, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity)).

(c) Conflicts. The execution, delivery and performance of this Agreement by Investor does not, and will not, conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Investor or the Repurchased Shares are subject.

(d) No Inducement. Investor has not been induced to agree to and execute this Agreement by any statement, act or representation of any kind or character by anyone, except as contained herein. Investor further represents that such Investor has fully reviewed this Agreement and has full knowledge of its terms, and executes this Agreement of his or her own choice and free will, after having received (or been given the opportunity to receive) the advice of his or her attorney(s).

3. Buyback Option. At the written election of the Investor, on one or more occasions at any time prior to March 15, 2013, the Company will issue a number of shares up to the number of Repurchased Shares upon payment to the Company of an amount equal to the Repurchase Price (the “Buy-back Transaction”). In such event, the Company and the Investor will work in good faith to complete the Buy-back Transaction as soon as practicable following the delivery of the election (subject to the Investor executing such documents as are reasonably requested by the Company).

4. Miscellaneous.

(a) All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, regardless of any investigation made by the Company or on its behalf.

(b) From and after the date hereof, and when requested by the Company, Investor will, without further consideration, execute and deliver all such instruments of conveyance and transfer and will take such further actions as the Company may reasonably deem necessary or desirable in order to transfer the Repurchased Shares to the Company and to carry out fully the provisions and purposes of this Agreement.

(c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving any effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(d) This Agreement may be executed in one or more counterparts (including signature pages by means of facsimile, emailed .pdf file or other similar form of electronic transmission), all of which taken together shall constitute one and the same instrument.

(e) This Agreement contains the entire agreement and understanding among the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

*     *     *     *     *

Signature Page to Repurchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement on the date first written above.

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Name:	Hakan Orvell
Title:	Chief Financial Officer

By:	/s/ Jon D. Shaver
Name:	Jon D. Shaver

Exhibit A

See attached.

Exhibit B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Jon Shaver (“Investor”) does hereby sell, assign and transfer unto Performant Financial Corporation, a Delaware corporation (the “Company”),             shares of Common Stock, $0.01 par value per share, of the Company, standing in the undersigned’s name on the books of the Company represented by Stock Certificate No(s).             provided herewith and does hereby irrevocably constitute and appoint each officer of the Company (acting along or with one or more other such officers) as attorney-in-fact to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated:	July 3, 2012	/s/ Jon D. Shaver
Name: Jon D. Shaver